BANK OF AMERICA
BANK OF AMERICA NT8SA
555 California Street, 41st Floor
San Francisco, CA 94104-1502

February 26, 1999                             James P. JOHNSON
                                              Managing Director
                                              CREDIT PRODUCTS 3838
                                              Direct Dial:  (415) 622-6177
Optical Coating Laboratory, Inc               FAX: (415) 622 4585
2789 Northpoint Parkway
Santa Rosa, California 95407-7397

Attention:  Jeffrey M. Ryan, Assistant Treasurer

RE: THIRD AMENDMENT TO CREDIT AGREEMENT DATED AS OF JULY 31, 1998 AMONG OPTICAL COATING LABORATORY, INC. (THE "COMPANY"), THE FINANCIAL INSTITUTIONS PARTY THERETO (THE "BANKS"), AND BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, AS AGENT FOR ITSELF AND THE BANKS (THE "AGENT") AND LETTER OF CREDIT ISSUING BANK, AS AMENDED BY A WAIVER AND FIRST AMENDMENT DATED AS OF JANUARY 8, 1999, EFFECTIVE AS OF OCTOBER 31, 1998, AND BY A SECOND AMENDMENT DATED AS OF JANUARY 31, 1999 (AS SO AMENDED, THE "CREDIT AGREEMENT")

Dear Jeff:

     Pursuant to your letter dated February 18, 1999 to the Agent, you have requested certain amendments to the Credit Agreement to permit certain debt by a Subsidiary and the Company's guaranty thereof. The Banks are willing to agree to such amendments, subject to the terms and conditions of this letter amendment agreement (this "Amendment").

     The Credit Agreement shall be amended by amending and restating
Schedule 8.06 ("Certain Indebtedness") and Schedule 8.09 ("Contingent Obligations") to the Credit Agreement in their entirety to read as set forth in such schedules attached hereto. The Indebtedness listed on
Schedule 8.06 hereto shall be deemed to be permitted under subsection 8.06(c) of the Credit Agreement and the Contingent Obligations listed on Schedule 8.09 hereto shall be deemed to be permitted under subsection 8.09(c) of the Credit Agreement.

     The execution and delivery by the Majority Banks of this Amendment shall not create a course of dealing or obligate any Bank to enter into other amendments under any other circumstances in the future. Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement are and shall remain in full force and effect and all references therein and in any other documents or instruments given in connection therewith to the Credit Agreement shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement, and is a Loan Document.

This Amendment shall be effective as of the date hereof upon delivery to the Agent of counterparts executed by the Company and the Majority Banks. This Amendment may be executed in any number of counterparts,
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each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Capitalized terms used in this Amendment and not defined in it shall have the meanings assigned to them in the Agreement.

RE: OPTICAL COATING LABORATORY, INC.
February 26, 1999
Page 2


Sincerely,

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent

By:          /s/ JAMES P. JOHNSON
    ----------------------------------------
      James P. Johnson, Managing Director

AGREED TO AS OF THE DATE FIRST ABOVE WRITTEN:
--------------------------------------------

OPTICAL COATING LABORATORY, INC.

By:          /s/  JEFFREY M. RYAN
      --------------------------------------
Name:       Jeffrey M. Ryan
      --------------------------------------
Title:      Assistant Treasurer
      --------------------------------------


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
           As Issuing Bank and as a Bank

By:         /s/  JAMES P. JOHNSON
      --------------------------------------
Name:      James P. Johnson
      --------------------------------------
Title:     Managing Director
      --------------------------------------


ABN AMRO BANK N.Y.

By:        /s/  GINA M. BRUSATORI
      --------------------------------------
Name:      Gina M. Brusatori
      --------------------------------------
Title:     GVP
      --------------------------------------

By:        /s/  R. CLAY JAULUM
      --------------------------------------
Name:      R. Clay Jaulum
      --------------------------------------
Title:     SVP
       -------------------------------------











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